                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               _________________


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of events reported:  July 24, 1996; July 29, 1996



                         DANIELSON HOLDING CORPORATION
            -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



     Delaware                   1-6732                 95-6021257
     --------                   ------                 ----------
(State of Incorporation)       (Commission File        (IRS Employer
                                Number)                 Identification
                                                          No.)



767 Third Avenue, New York, New York                                      10017
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code (212) 888-0347



                                                                Exhibit Index is
                                                               located on Page 6

                                                              Page 1 of 11 pages

Item 5.   Other Events

     On July 24, 1996, the Registrant signed a Termination Agreement (the "Termination Agreement") among the Registrant, Midland Financial Group, Inc., a Tennessee corporation ("Midland"), and Mission Sub E, Inc., a Delaware corporation ("Merger Sub"). Merger Sub is a wholly-owned subsidiary of the Registrant. The Termination Agreement provides for the mutual agreement of the Registrant, Midland and Merger Sub to terminate, effective immediately, the Agreement and Plan of Merger dated as of February 26, 1996, as amended (the "Merger Agreement") among the Registrant, Midland and Merger Sub. The Merger Agreement provided for the merger of Midland into Merger Sub (the "Merger"), with Merger Sub being the surviving corporation and remaining a subsidiary of the Registrant.

     The Termination Agreement also contains the irrevocable mutual release of the Registrant and Merger Sub by Midland, and Midland by the Registrant and Merger Sub, from any and all obligations, liabilities, covenants, agreements, claims and causes of action that each has or may have arising out of, in connection with, or relating in any way to the Merger Agreement and the other documents executed and delivered in connection with the transactions contemplated by the Merger Agreement.

     As a result of the termination of the Merger Agreement, the Registrant intends to deregister the shares of its common stock and preferred stock which were registered under the Securities Act of 1993, as amended, for issuance to Midland stockholders upon consummation of the Merger. Additionally, the Registrant intends to withdraw its Registration Statement on Form S-3 which it filed with the Securities and Exchange Commission on July 5, 1996. The Registrant sought to raise $85 million through the public offering of shares of its common stock covered by such Registration Statement and to use such funds in connection with the Merger.

     On July 29, 1996, the Registrant rescheduled the date of its Annual Meeting of Stockholders to Tuesday, September 17, 1996. The Registrant had originally scheduled its Annual Meeting for August 2, 1996, at which the Merger was to be considered.

     On July 29, 1996, the Registrant's Board of Directors elected David M. Barse, Timothy C. Collins, Stanley Gartska and Anthony Petrillo as members of the Registrant's Board of Directors. The newly-elected directors fill vacancies on the Registrant's Board of Directors, including the vacancies resulting from the recent deaths of C. Kirk Rhein, Jr. and William R. Story in the crash of TWA Flight 800 and the resignation from the Board of James P. Heffernan. The Company's new directors also will stand for re-election at the Registrant's rescheduled Annual Meeting along with the Registrant's other directors.

     Also on July 29, 1996, Martin J. Whitman, currently Chairman of the Board and Chief Investment Officer of the Registrant, was elected to the additional post of Chief Executive Officer and David M. Barse was elected President and Chief Operating Officer of the Registrant. Mr. Whitman and Mr. Barse assume duties previously performed by Mr. Rhein, who was the Registrant's President and Chief Executive Officer until his recent death. In addition, Michael Carney was elected Treasurer and Chief Financial Officer of the Registrant, and Ian M.


                                                              Page 2 of 11 pages

Kirschner was elected General Counsel and Secretary of the Registrant, in each case effective August 1, 1996. Mr. Carney and Mr. Kirschner fill vacancies resulting from the recent resignations of James P. Heffernan as Chief Financial Officer of the Registrant and Lisa D. Levey as General Counsel and Secretary of the Registrant. Claudia C. Cosenza has also resigned as Controller of the Registrant.

     Additionally, James Clary was elected President and Chief Executive Officer of National American Insurance Company of California, the Registrant's principal operating subsidiary. Those offices were held by William R. Story until his recent death.


                                                              Page 3 of 11 pages

Item 7.   Financial Statements and Exhibits.

A.   Exhibits

     The following exhibits are filed as a part of this report.

2.1       Termination Agreement dated July 24, 1996.

2.2 Agreement and Plan of Merger dated February 26, 1996, as amended (incorporated by reference from Registration Statement on Form S-4 dated July 5, 1996, Exhibit 2.1).

99.1      Press Release dated July 24, 1996.

99.2      Press Release dated July 30, 1996.



                                                              Page 4 of 11 pages

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


July 31, 1996                       DANIELSON HOLDING CORPORATION



                                    By: /s/ Martin J. Whitman
                                        -------------------------
                                        Martin J. Whitman
                                        Chairman of the Board
                                          of Directors and Chief
                                          Executive Officer


                                                              Page 5 of 11 pages

                                 EXHIBIT INDEX

EXHIBIT                            DOCUMENT
- -------                            --------                 PAGE
NUMBER                                                      NUMBER
- -------                                                     ------
======================================================================
2.1                         Termination Agreement               7
                            dated July 24, 1996
- ----------------------------------------------------------------------
99.1                        Press Release dated                 9
                            July 24, 1996
- ----------------------------------------------------------------------
99.2                        Press Release dated                10
                            July 30, 1996
======================================================================



                                                              Page 6 of 11 pages